Exhibit 5.1

December 19, 2012

IHS Inc.

15 Inverness Way East

Englewood, Colorado 80112

Ladies and Gentlemen:

I am Executive Vice President and General Counsel of IHS Inc., a Delaware corporation (the “Company”) and am acting as counsel to the Company in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), in connection with the registration of an additional 3,500,000 shares of Class A Common Stock, par value $0.01 per share (the “Shares”) of the Company, issuable pursuant to the Amended and Restated IHS Inc. 2004 Long-Term Incentive Plan, as amended (the “Plan”). This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

I have examined the written document constituting the Plan and such other documents and corporate records as I have deemed necessary or appropriate for the purposes of this opinion letter and have conducted such other investigations of fact and law as I have deemed necessary and advisable for purposes of this opinion letter. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as copies, and the authenticity of the originals of all documents submitted as copies. As to any facts material to the opinion expressed herein that I have not independently established or verified, I have relied upon statements and representations of other officers or representatives of the Company and others.

Based on the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid, and non-assessable.

The opinion expressed herein is limited solely to the General Corporation Law of the State of Delaware. I express no opinion on the laws of any other jurisdiction or the applicability or effect of any such laws or principles.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ Stephen Green
Stephen Green
Executive Vice President, Legal and Corporate Secretary